CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at
the Stephens Annual Investment Conference and
16th Annual Southwest IDEAS Conference

Houston, TX, November 12, 2024 – U.S. Physical Therapy, Inc. (the “Company) (NYSE: USPH), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today announced that Chris Reading, Chief Executive Officer, will participate in the Stephens Annual Investment Conference on Wednesday, November 20, 2024.  On the same day, Carey Hendrickson, Chief Financial Officer, will present at the 16th Annual Southwest IDEAS Conference.  The presentations will cover an overview of the Company.

About U.S.  Physical Therapy, Inc.
Founded in 1990, U.S. Physical Therapy, Inc. owns and/or manages 754 outpatient physical therapy clinics in 43 states. USPH clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. USPH also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.